UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2014, Sucampo Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814.  A total of 38,509,449 shares of class A common stock, par value $0.01, or approximately 87.52% of the 43,998,430 shares entitled to vote, were present in person or by proxies. The final voting results for each of the proposals submitted to a vote of Company stockholders at the Annual Meeting are set forth below.

Proposal 1. Election of Directors.  Our class 2 directors, which were two members, were nominated by the Board of Directors for election as directors of the Company, each to hold office for a term of three years expiring at the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The votes cast for, against, withheld, or broker no-vote with respect to each nominee were as follows:

Nominee	For	Against	Withheld	Broker Non- Vote
Daniel P. Getman	35,969,873	0	218,621	2,320,955
Peter Greenleaf	35,909,976	0	278,518	2,320,955

Proposal 2.  The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
38,451,630	23,789	34,030

Proposal 3.  The approval of, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
36,046,577	140,575	1,342	2,320,955

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date: May 16, 2014	By:	/s/ Thomas J. Knapp
		Name:	Thomas J. Knapp
		Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary